Exhibit to Accompany
Item 77C
Form N-SAR

Results of the Special Meeting

The special meeting of the shareholders of the Funds was held on September 5, 2000. Trustees elected by the shareholders at the time of the meeting were as follows:
Michael R. Corboy, Sister Imelda Gonzalez, Thomas J. Marquez, Charles Clark, John L. Strauss, Kathleen Muldoon and Levy Curry.

The matters voted on by the shareholders of record as of July 31, 2000 and the results of the vote at the shareholder meeting were as follows:

1. To elect seven directors to the Board of Directors

   Michael R. Corboy 		For           Withheld
   Small-Cap Fund		1,835,505	     -
   Growth Fund			1,747,707	43,220
   Value Fund			3,070,251	24,511
   Fixed Income Fund		2,321,553	     -

   Sister Imelda Gonzalez, CDP
   Small-Cap Fund		1,835,505	     -
   Growth Fund			1,747,707	43,220
   Value Fund			3,070,251	24,511
   Fixed Income Fund		2,321,553	     -

   Thomas J. Marquez
   Small-Cap Fund		1,835,505	     -
   Growth Fund			1,747,707	43,220
   Value Fund			3,070,251	24,511
   Fixed Income Fund		2,308,381	13,172

   Charles Clark
   Small-Cap Fund		1,835,505	     -
   Growth Fund			1,747,707	43,220
   Value Fund			3,070,251	24,511
   Fixed Income Fund		2,308,381	13,172

   John L. Strauss
   Small-Cap Fund		1,835,505	     -
   Growth Fund			1,747,707	43,220
   Value Fund			3,070,251	24,511
   Fixed Income Fund		2,308,381	13,172

   Kathleen Muldoon
   Small-Cap Fund		1,835,505	     -
   Growth Fund			1,747,707	43,220
   Value Fund			3,070,251	24,511
   Fixed Income Fund		2,321,553	     -

   Levy Curry
   Small-Cap Fund		1,835,505	     -
   Growth Fund			1,747,707	43,220
   Value Fund			3,070,251	24,511
   Fixed Income Fund		2,321,553	     -

2. To approve the proposed Service and Distribution Plan

   			For	        Against	    Abstain
   Small-Cap Fund	1,835,051	    454		  -
   Growth Fund		1,714,901	 67,469	      8,753
   Value Fund		3,061,883	 27,913	      4,966
   Fixed Income Fund	2,303,340	 13,581	      4,632

3. To approve the proposed Management and Advisory Agreement

   			For		Against	    Abstain
   Small-Cap Fund	1,835,051	    454		  -